Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this annual report on Form 10-K of Cellegy Pharmaceuticals, Inc. (the "Company") for the period ended December 31, 2003, as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), A. Richard Juelis, as Vice President, Finance and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         iii. The Report fully complied with the requirements of sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         iv. The information contained in the Report fairly presents, in all material respects, the financial Condition and results of operations of the Company


                                           By: /s/ A. Richard Juelis
                                               ---------------------------------
                                               A. Richard Juelis
                                               Vice President, Finance and Chief
                                               Financial Officer
                                               Date: April 6, 2004